EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING LOGISTICS, LP FILES
UNIVERSAL SHELF REGISTRATION STATEMENT ON FORM S-3

EL PASO, Texas - May 26, 2015 - Western Refining Logistics LP ("WNRL") today announced that it has filed a universal shelf registration statement on Form S-3 with the United States Securities and Exchange Commission ("SEC"). While WNRL has no immediate plans to issue securities under the registration statement, the registration statement is intended to provide the Company with flexibility to access the public capital markets in order to respond to business opportunities as they arise. Although the registration statement has been filed with the SEC, it has not yet become effective.

If and when the registration statement is declared effective by the SEC, WNRL will be able to offer and sell, from time to time, up to $1 billion of securities of the issuer, including debt securities and common units.

Following the effectiveness of the shelf registration statement, WNRL may periodically offer one or more of the registered securities in amounts, at prices, and on terms to be announced when, and if, the securities are offered. The terms of any securities offered under the registration statement, and the intended use of the net proceeds resulting therefrom, will be established at the times of the offerings and will be described in prospectus supplements filed with the SEC at the times of the offerings.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release is not an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the shelf registration statement on Form S-3 and copies of the prospectus supplements relating to any offerings under the registration statement, when available, can be obtained by contacting:

Western Refining Logistics, LP
Attention: Lowry Barfield, General Counsel
123 W. Mills Avenue
El Paso, Texas 79901

About Western Refining Logistics, LP
Western Refining Logistics, LP is principally a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE: WNR) to own, operate, develop and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics, LP's assets include approximately 300 miles of pipelines, approximately 8.1 million barrels of active storage capacity, distribution of wholesale petroleum products and crude oil trucking.

Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements reflect WNRL’s current expectations regarding future events, results or outcomes. The forward-looking statements contained herein include statements about the future effectiveness of the registration statement and potential securities offerings and use of proceeds thereunder. These statements are subject to the general risks inherent in WNRL's business and its expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, WNRL’s business and operations involve numerous risks and uncertainties, many of which are beyond WNRL’s control, which could result in WNRL’s expectations not being realized, or otherwise materially affect WNRL’s financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting WNRL's business is contained in its filings with the SEC. The forward-looking statements are only as of the date made, and WNRL does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.